UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendments to Existing Employment and Equity Arrangements

On April 1, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Rapid7, Inc. (the “Company”) approved amendments to the existing employment arrangements between the Company and Corey Thomas, Chief Executive Officer of the Company, and between the Company and Steven Gatoff, Chief Financial Officer of the Company, which modified certain of the provisions of these arrangements related to accelerated vesting of equity awards with regard to a change of control transaction and termination of employment.

Under these amendments, the equity acceleration provisions of the Company’s employment arrangements with Messrs. Thomas and Gatoff have been extended to cover (i) all current compensatory equity awards that have been awarded to the executive under the Company’s equity compensation plans and (ii) unless otherwise provided by the Company at the time of grant, any future compensatory equity awards that may be granted to the executive. In addition, in the event that any relevant compensatory equity award held by Mr. Thomas or Mr. Gatoff is not assumed or continued by the Company’s successor in a change in control transaction, then all of the then unvested portion of such grant(s) shall vest upon the closing of such change in control transaction.

The foregoing description of the amendment to the Company’s employment arrangement with Mr. Thomas is qualified in its entirety by reference to the amendment to the employment agreement, dated as of April 4, 2016, by and between the Company and Mr. Thomas, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the amendment to the Company’s employment arrangement with Mr. Gatoff is qualified in its entirety by reference to the amendment to the offer letter, dated as of April 2, 2016, by and between the Company and Mr. Gatoff, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Approval of Severance and Accelerated Vesting Arrangements for Eligible Executives

The Compensation Committee reviewed the Company’s existing employment arrangements as part of its ongoing evaluation of the Company’s executive compensation programs. After its review, the Compensation Committee decided that it was in the best interest of the Company and its stockholders to make modifications to such employment arrangements in order to provide severance arrangements, including equity acceleration, to certain eligible executives who have not otherwise been provided with such severance and acceleration.

On April 1, 2016, the Compensation Committee approved the form of Severance and Equity Award Vesting Acceleration letter (the “Severance Letter”) to be entered into by the Company with eligible executives, who are defined to be an employee of the Company having the position of Senior Vice President or higher. The Severance Letter provides for the eligible executive to receive (i) three months of base salary if he or she is terminated by the Company without “cause” (as defined in the Company’s 2015 Equity Incentive Plan (the “2015 Plan”)) or resigns for “good reason” (as defined in the Severance Letter) at any time while the executive is employed by the Company in the position of Senior Vice President or higher, subject to the executive signing a general release of claims in the Company’s favor and (ii) accelerated vesting of 25% of the then unvested portion of certain Company equity awards if either (x) the award is assumed or continued in a change of control (as defined in the 2015 Plan) and the executive’s employment is terminated by the Company or its successor without “cause” or the executive resigns for

“good reason,” in each case, within three months prior to or twelve months following a change in control transaction or (y) if an eligible equity award is not so assumed or continued by the Company’s successor in a change in control transaction, upon the closing of such change in control transaction.

The foregoing description of the Severance Letter is qualified in its entirety by reference to the Severance Letter, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of April 4, 2016, by and between the Company and Corey Thomas

10.2	Amendment to Offer Letter, dated as of April 2, 2016, by and between the Company and Steven Gatoff

10.3	Form of Severance and Equity Award Vesting Acceleration Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: April 5, 2016
	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated as of April 4, 2016, by and between the Company and Corey Thomas

10.2	Amendment to Offer Letter, dated as of April 2, 2016, by and between the Company and Steven Gatoff

10.3	Form of Severance and Equity Award Vesting Acceleration Letter